Exhibit 99.1

RARE ELEMENT RESOURCES LTD.

AUDIT COMMITTEE CHARTER
(As Confirmed March 15, 2016)

There shall be a committee of the Board of Directors (the “Board”) of Rare Element Resources Ltd., a corporation incorporated under the laws of British Columbia, Canada (“Rare Element”), to be known as the Audit Committee (the “Committee”), whose membership, authority and responsibilities shall be as set out in this Charter.

PRIMARY FUNCTION

The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through (a) overseeing the integrity of Rare Element’s financial statements and financial reporting process and Rare Element’s systems of internal accounting and financial controls; (b) overseeing the performance of the internal auditors; (c) recommending the selection of, retaining and monitoring the independence and performance of Rare Element’s outside auditors, including overseeing the work of the outside auditors who audit and prepare or issue an auditors’ report of Rare Element’s financial statements, and approving any non-audit services; and (d) facilitating communication among the outside auditors, management, internal auditors and the Board (collectively, the Committee’s “Purpose”).

MEMBERSHIP

Following each annual meeting of the shareholders of Rare Element, the Board shall elect no fewer than three directors (the “Members”) to the Committee and shall appoint one of the Members to chair the Committee. Each Member shall meet the independence requirements imposed by applicable law.

The Committee may form and delegate authority to subcommittees when and where appropriate. Any Member may be removed from office or replaced at any time by the Board and shall cease to be a Member upon ceasing to be a director. Each Member shall hold office until the close of the next annual general meeting of shareholders of Rare Element or until the Member ceases to be a director, resigns or is removed or replaced, whichever first occurs.

A Member shall be considered independent if (a) he or she is not currently and has not been during the past three years, an employee or executive officer of Rare Element or its subsidiaries, other than as allowed by applicable law; (b) he or she has not accepted, directly or indirectly, any consulting, advisory or other compensatory fee from Rare Element or its subsidiaries other than in connection with serving on the Committee, any other Board committee or as a Board member, or as part-time chair or vice-chair of the Board or any board committee; (c) he or she is not an “affiliated person” of Rare Element or any of its subsidiaries as defined by rules of the Securities and Exchange Commission (“SEC”), including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (d) he or she does not have a “material relationship” with Rare Element as defined by National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators; and (e) he or she meets all other requirements for independence imposed by law from time to time and any requirements imposed by any applicable body having jurisdiction over Rare Element.

No Member shall have participated in the preparation of the financial statements of Rare Element or its subsidiaries at any time during the past three years.

All Members shall, from the time of their respective appointments to the Committee, have a practical knowledge of finance and accounting and be able to read and understand fundamental financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Rare Element’s financial statements. In addition, Members may be required to participate in continuing education if required by applicable law.

At least one of the Members shall be a “financial expert” as defined by Item 407(d)(5) of Regulation S-K, unless otherwise determined by the Board. These designations do not impose on such person any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a Member of the Committee and Board in the absence of such designation or identification; and the designation or identification of a Member as an “financial expert” does not affect the duties, obligations, or liability of any other Member or Board member.

MEETINGS

The Committee shall meet as frequently as is necessary to carry out its responsibilities, but at least quarterly, at such times and location determined by the Committee chairman. The Committee is governed by the rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the constating documents of Rare Element, or (c) applicable law.

In the absence of the Committee chairman from any meeting, the Members shall elect a chairman from those in attendance to act as chairman of that meeting.

The Committee chairman shall appoint a secretary for each meeting of the Committee and shall maintain minutes of all meetings and deliberations of the Committee.

REPORTING

Following each meeting of the Committee, the Committee chairman shall report to the Board issues before the Committee and actions taken by the Committee or recommended to be taken by the Board.

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RESPONSIBILITIES, DUTIES AND POWERS

The Committee’s principal responsibility in furtherance of the Purpose is one of oversight. Rare Element’s management is responsible for preparing Rare Element’s financial statements, and Rare Element’s outside auditors are responsible for auditing and reviewing those financial statements. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to Rare Element’s financial statements or any professional certification as to the outside auditors’ work.

The Committee’s specific responsibilities and powers are as set forth below.

1.

Periodically review with management and the outside auditors the applicable law relating to the qualifications, activities, responsibilities and duties of audit committees and the Committee’s compliance therewith, and also take, or recommend that the Board take, appropriate action to comply with such law.

2.

Meet separately at least annually with each of Rare Element’s senior management, including its Chief Financial Officer or Corporate Controller, and outside auditors in separate executive sessions to discuss any matters that the Committee or each of these persons believes should be discussed privately.

3.

Establish procedures for: (a) the receipt, retention and treatment of complaints received by Rare Element regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of Rare Element of concerns regarding questionable business conduct, accounting or auditing matters.

4.

Perform the following: (a) determine the compensation to be paid to outside auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Rare Element; (b) determine the compensation to any advisors employed by the Committee; and (c) arrange for the payment by Rare Element of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5.

Review and approve Rare Element’s hiring policies regarding partners, employees and former partners and employees of the present and former outside auditor of Rare Element.

6.

Review and approve annual reports of the Committee for inclusion in the proxy circulars for Rare Element’s annual meetings.

7.

Investigate any matter brought to its attention related to reports of improper business conduct, financial, accounting and audit matters.

8.

Undertake such additional responsibilities as from time to time may be delegated to it by the Board, required by Rare Element’s constating documents or required by applicable law.

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Auditor Independence

9.

Be directly responsible for the recommendation to the Board of, appointment of, compensation, retention, termination and oversight, subject to the requirements of applicable law, of the work of any outside auditor engaged by Rare Element for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The outside auditors shall report directly to the Committee.

10.

Receive from the outside auditors, review and discuss not less frequently than annually, a formal written statement delineating all relationships between the outside auditors and Rare Element, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the outside auditors, and other applicable standards. The statement shall include a description of all services provided by the outside auditors and the related fees. The Committee shall actively discuss any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and take appropriate action to satisfy itself of the independence of the auditors.

11.

Pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and permitted non-audit services performed for Rare Element or any of its subsidiaries by the outside auditors, subject to any de minimus exception under Section 10A(i)(1)(B) of the Exchange Act and any rules promulgated thereunder. Preapproval authority may be delegated to a Member or a subcommittee, and any such Member or subcommittee shall report any decisions to the full Committee at its next scheduled meeting. The Committee shall not approve an engagement of outside auditors to render non-audit services that are prohibited by applicable law.

12.

Obtain annual assurance from the outside auditors that they (a) have complied with Section 10A (Audit Requirements), of the Exchange Act and the rules promulgated thereunder, and (b) know of no violation of Rule 13b2-2 (Representations and Conduct in Connection with the Preparation of Required Reports and Documents ) of the Exchange Act having occurred.

13.

Review with the outside auditors, at least annually, the auditors’ internal quality control procedures and any material issues raised by the most recent internal quality peer review of the outside auditors.

Internal Control

14.

Review annually the adequacy and quality of Rare Element’s financial and accounting staff, the need for and scope of internal audit reviews, and the plan, budget and the designations of responsibilities for any internal audit.

15.

Review the performance and material findings of internal audit reviews.

16.

Review annually, evaluate and discuss with the outside auditors, management and internal audit, management’s report on internal controls over financial reporting and the

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related auditor’s report, when and as required by Section 404 of the Sarbanes-Oxley Act. Discuss any significant deficiencies in the design or operation of Rare Element’s internal controls, material weaknesses in internal controls, any fraud (regardless of materiality), as well as any significant changes in internal controls implemented by management during the most recent reporting period. Determine whether any internal control recommendations made by outside auditors have been implemented by management.

17.

Review major financial, operating and other risk exposures and the guidelines, policies and insurance that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. Receive reports from officers responsible for oversight of particular risks within Rare Element upon change of any relevant policy, practice or circumstance within their department.

18.

Review and evaluate at least annually Rare Element’s policies and procedures for maintaining and investing cash funds and for hedging (metals, foreign currency, etc.) as detailed in the corporate treasury policy. Approve any variations from the corporate treasury policy that may be required from time to time.

19.

Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all supervisory and accounting employees understand their roles and responsibilities with respect to internal controls.

Annual and Interim Financial Statements

20.

Review, evaluate and discuss with Rare Element’s management and outside auditors (a) the nature and extent of any significant changes in Canadian and U.S. accounting principles, (b) the application of significant accounting and reporting principles, (c) practices and procedures applied in preparing the financial statements, (d) all critical accounting policies and practices to be used, (e) any major changes to Rare Element’s accounting or reporting principles, practices or procedures, including those required or proposed by professional or regulatory pronouncements and actions, as brought to its attention by management or the outside auditors, and (f) any material written communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences.

21.

Review and discuss with outside auditors alternative treatments of financial information under generally accepted accounting principles, including pro forma financial information, the ramifications of each treatment and the method preferred by the outside auditors.

22.

Review and discuss with outside auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) relating to the conduct of the audit. Review the scope, plan and procedures to be used on the annual audit and receive confirmation from the

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outside auditors that no limitations have been placed on the scope or nature of their audit scope, plan or procedures.

23.

Review the results of any difficulties, differences, disagreements or disputes with management encountered by the outside auditors during the course of the audit or reviews of Rare Element’s financial statements or financial reporting and be responsible for overseeing the resolution of such difficulties, differences, disagreements and disputes.

24.

Review, evaluate and discuss with the outside auditors and management Rare Element’s audited annual financial statements and other information that is to be included in Rare Element’s annual report on Form 10-K, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the results of the outside auditors’ audit of Rare Element’s annual financial statements, including the accompanying footnotes, and the outside auditors’ report, and determine whether to recommend to the Board that the financial statements are satisfactory in form and substance to be included in Rare Element’s annual report on Form 10-K for filing with the SEC.

25.

Review and discuss with the outside auditors and management Rare Element’s quarterly financial statements and other information to be included in Rare Element’s quarterly reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to filing such reports with the SEC. The Committee shall also discuss the results of the outside auditors’ review of Rare Element’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 100.

Related Party Transactions

26.

Review and oversee any transaction or contract involving Rare Element and a related party exceeding or likely to exceed the lesser of $120,000 or one percent of the average of the Rare Element’s total assets at year-end for the last two completed fiscal years. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

Financial Related Press Releases

27.

Review and discuss with management and, if appropriate, the outside auditors, prior to release, all press releases containing guidance regarding the financial position or earnings (including profit or loss) of Rare Element, any financial and/or earnings (including profit or loss) results, as well as related guidance with respect to projected economic returns from financial models for prefeasibility or feasibility studies or similar, if any, provided by Rare Element to analysts and rating agencies.

28.

Satisfy itself that adequate procedures are in place for the review of Rare Element’s public disclosure of financial information extracted or derived from Rare Element’s financial statements, other than the press releases referred to in paragraph 27, and periodically assess the adequacy of those procedures.

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Compliance with Law and Regulations

29.

Meet at least annually with management, and as appropriate outside auditors and outside counsel, to discuss compliance matters, including compliance with applicable laws and regulations (including those relating to insider reporting) in all operating jurisdictions, any correspondence with, or other action by, regulators or governmental agencies, any employee complaints or published reports that raise concerns regarding Rare Element’s financial statements, the effectiveness of Rare Element’s systems for monitoring compliance with laws and regulations and the results of the investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

Compliance with Corporate Business Conduct or Ethics Policies

30.

Review with management, the outside auditors and legal counsel, as the Committee deems appropriate, actions taken to ensure compliance with any code of ethics or conduct for Rare Element established by the Board.

31.

Review at least annually Rare Element’s Business Conduct Policy and any other code of ethics adopted to comply with Section 406 of the Sarbanes-Oxley Act.

32.

Evaluate whether management is setting the appropriate tone at the top by communicating the importance of Rare Element’s ethics and conduct codes.

Reporting and Review Procedures

33.

In the performance of any of its duties and responsibilities, the Committee shall have access to any and all personnel and books and records of Rare Element and its subsidiaries necessary for the execution of the Committee’s obligations and may request from the officers of Rare Element or any of its subsidiaries such records and other matters considered appropriate.

34.

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems, in its sole discretion, to be appropriate and have the authority to retain independent counsel, consultants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention

35.

Review, at least annually, the Committee’s duties, responsibilities and performance and determine if any changes in practices of the Committee or amendments to this Charter are desired or necessary.

36.

Undertake such additional responsibilities as from time to time may be delegated to the Committee by the Board, required by Rare Element’s constating documents or required by applicable law.

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